UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 10, 2009
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)
9229 Delegates Row, Suite 260, Indianapolis, Indiana 46240
(Address of principal executive offices)           (Zip Code)
Registrant’s telephone number, including area code: (317) 569-8234
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 5, 2009, the board of directors of Arcadia Resources, Inc. (the “Company”) appointed Mr. Stephen Goldsmith to the board of directors as a Class C director, and to the audit, nominating and governance and compensation committees of the board of directors with such appointments effective as of November 5, 2009. In connection with these appointments, the board of directors has determined that Mr. Goldsmith is “independent” as defined under the NYSE Amex listing standards and applicable SEC rules. Mr. Goldsmith was appointed to the Class C director seat to fill a vacancy from the resignation of Russell T. Lund, III.
     In connection with his appointment and compensation for FY 2010, Mr. Goldsmith was granted an option to purchase 81,171 shares of the Company’s common stock at an exercise price of $0.80 per share. The vesting and other terms of the option grant were determined in accordance with the Company’s 2006 Equity Plan, filed with the Securities and Exchange Commission (“SEC”) on September 18, 2009 as Appendix A to the Company’s Proxy Statement.
Item 9.01. Financial Statements and Exhibits.
     The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description
99.1	Press Release dated November 9, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

By:	/s/ Matthew R. Middendorf

Matthew R. Middendorf
Its:	Chief Financial Officer, Treasurer and Secretary
Dated: November 10, 2009